UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2011

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On February 25, 2011, Michael S. Jones, Executive Vice President and Chief Operating Officer of Computer Programs and Systems, Inc. (the “Company”), resigned from his positions of employment with the Company, effective as of the close of business on February 25, 2011. Pursuant to the terms of a separation and release agreement between Mr. Jones and the Company, Mr. Jones will receive $100,000 as cash severance, divided into three equal payments and payable over a three-month period, provided that he complies with the terms of the agreement. The Company is not seeking a replacement for the Chief Operating Officer position at this time.

         Additionally, David A. Dye, who is the Chairman of the Board of Directors the Company and who has been serving as the Company’s interim Vice President-Finance and Chief Financial Officer since June 30, 2010, has been appointed by the Board of Directors of the Company to serve as the Company’s Chief Financial Officer of the Company on a permanent basis, effective as of February 25, 2011.

         Mr. Dye has been a director of the Company since March 2002, and he was appointed Chairman of the Board in May 2006. Mr. Dye served as the Company’s President and Chief Executive Officer from July 1999 until May 2006. Mr. Dye began his career with the Company in May 1990 as a Financial Software Support Representative. From that time until June 1999, he worked for the Company in various capacities, including as Manager of Financial Software Support, Director of Information Technology and then as the Company’s Vice President supervising the areas of sales, marketing and information technology. Mr. Dye has served as a director of Bulow Biotech Prosthetics, LLC, a company headquartered in Nashville, Tennessee that operates prosthetic clinics in the Southeastern United States, since November 2008 and has been a member of such company since July 2006.

         There is no written employment agreement between Mr. Dye and the Company. Mr. Dye’s annual base salary during the time that he has served as interim Chief Financial Officer has been $175,000. On February 24, 2011, the Compensation Committee recommended to the Board for approval, and the Board approved, the payment of an annual base salary to Mr. Dye of $400,000 in connection with his appointment to the position of Chief Financial Officer on a permanent basis. As an officer of the Company, Mr. Dye is also eligible to receive discretionary bonuses and to participate in the Company’s 2002 Stock Option Plan and 2005 Restricted Stock Plan, as well as the Company’s regular benefit plans and programs. Mr. Dye does not have a fixed term of office and serves at the pleasure of the Board. There are no arrangements or understandings between Mr. Dye and any other person pursuant to which he was appointed Chief Financial Officer.

(c)    The information from Item 5.02(b) above is incorporated herein by reference in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: February 25, 2011	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer